UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 9, 2009
Date of Report (Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26524	91-1432133

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E., Woodinville, Washington	98072

(Address of Principal Executive Offices)	(Zip Code)
(425) 487-4333
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 15, 2009, LOUD Technologies Inc. (the “Company”) issued a press release announcing the determination by the Company’s Board of Directors to cause the delisting of the Company’s common stock from the NASDAQ Stock Market LLC (“NASDAQ”) and to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Company has submitted written notice to NASDAQ of its intent to voluntarily withdraw the listing of its common stock. The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the voluntary withdrawal of the listing of its common stock from NASDAQ. Prior to filing the Form 25 with the SEC, the Company intends to file its Form 10-Q for the third quarter of 2008, to amend its Form 10-K for the year ended December 31, 2007 and its Form 10-Qs for the first and second quarters of 2008 to reflect its assessment of internal controls and disclosure controls and procedures. The Company currently anticipates that it will complete these filings on or about January 20, 2009. The Company expects to file the Form 25 on or about January 26, 2009, although the actual filing date of the Form 25 may be delayed if there is a delay in the filing of the Company’s Form 10-Q for the third quarter of 2008 and the amendments to the other periodic reports referred to in this report. Delisting from NASDAQ will become effective 10 days after the filing date of the Form 25. Subsequently, the Company intends to file a Form 15 with the SEC to terminate the registration of its common stock under the Exchange Act. The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file certain periodic reports and forms with the SEC will immediately be suspended upon filing of the Form 15.
A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.
The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on November 6, 2008 that Sun Mackie, LLC (“Sun Mackie”) submitted a proposal on November 3, 2008 to acquire all of the outstanding shares of the Company’s common stock not currently held by Sun Mackie for a cash purchase price of $1.45 per share. The Company and Sun Mackie have determined that they are unable to complete the proposed going private transaction. Over the past two months the independent Special Committee appointed by the Company’s Board of Directors and the Special Committee’s advisors have worked with Sun Mackie to determine a mutually acceptable transaction structure. The Washington Business Corporation Act limits Sun Mackie’s ability to acquire the Company through a merger due to the application of the “fair price” provisions in the Washington Takeover Act, which would require payment by Sun Mackie of a statutorily determined price well in excess of the common stock’s current value absent compliance with other procedural provisions of the statute. Due to these and other structuring limitations, the Company and Sun Mackie were unable to agree upon a mutually agreeable structure for the proposed transaction that would achieve Sun Mackie’s goal of acquiring all of the Company’s shares not owned by Sun Mackie.

Item 9.01	Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 15, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD Technologies Inc.
By:	/s/ DAVID OLSON
David Olson
Chief Financial Officer

Dated: January 15, 2009